EXHIBIT 10-1

                               HALO RESOURCES LTD.

                                  NEWS RELEASE

                                      DATED

                                FEBRUARY 5, 2008







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                               HALO RESOURCES LTD.
                             #2900A - 25 KING STREET
                                YORK, ON M9N 1K8
                     TEL: (416) 368-7045 FAX: (416) 368-9805
                      TSXV SYMBOL: HLO OTCBB SYMBOL: HLOSF
                             FRANKFURT EXCHANGE: HRL
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      HALO ANNOUNCES ITS INTENT TO TERMINATE ITS SEC REPORTING OBLIGATIONS

TORONTO, ONTARIO, FEBRUARY 05, 2008 -- LYNDA BLOOM, PRESIDENT AND CEO OF HALO RESOURCES LTD. (TSX:HLO; OTC.BB:HLOSF; FSE:HRL) announced its intention to file a Form 15F today with the U.S. Securities and Exchange Commission (the "SEC") to voluntarily terminate its reporting obligations under the United States Securities Exchange Act of 1934 (the "Exchange Act"). The Company expects the termination to take effect no later than ninety days after the filing the Form 15F. As a result of the filing of the Form 15F, the Company will immediately cease to file certain reports, including Form 20-F and Form 6-K, with the SEC.

The Company's Board of Directors authorized this action based on its assessment that (a) continued compliance with the rules of the SEC in particular Section 404 of the Sarbanes-Oxley Act of 2002, would be expensive and burdensome considering the limited benefits it might realize and (b) investors in the shares of the Company are accorded protection by the Company's continued compliance with the rules of the TSXV, on which it will maintain its listing, and the Business Corporations Act (British Columbia).

The Company will continue to make publicly available information otherwise provided to its shareholders by posting such information on the investor relations portion of its website at www.halores.com.


For further information, please contact:
Lynda Bloom, President & CEO or Marc Cernovitch, Chairman
Halo Resources Ltd.
Tel: 416-368-7045 Fax: 416-368-9805
Toll Free: 1-866-841-0068
lbloom@halores.com


ABOUT HALO RESOURCES LTD.
Halo is a Canadian-based resource company focused on the acquisition of near production base and precious base metal deposits. Currently the Company owns or has an interest in 3 projects: Duport, which is an advanced stage gold project; Red Lake, which is a gold exploration project, and the Sherridon project that is a combination of mature and grassroots volcanogenic massive sulphide (VMS) copper, zinc and gold exploration opportunities. The Company is operated by an experienced management team and backed by a strong network of mining financiers. The Company's growth strategy is to develop a diversified portfolio of advanced mining projects.
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The TSX Venture  Exchange  does not accept  responsibility  for the  adequacy or
accuracy  of  this  release.   This  news  release  presents   "forward  looking
information" within the meaning of the applicable Canadian securities laws that involve inherent risks and uncertainties. Forward-looking information includes, but is not limited to, information with respect to the proposed private placement. Generally, forward-looking information can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved". Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Halo to be materially different from those

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expressed  or implied by such  forward-looking  information,  including  but not limited to: risks related to financings; risks related to the integration of acquisitions; risks related to joint venture operations; actual results of current exploration activities; actual results of current or future reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of gold and other minerals and metals; possible variations in ore reserves, grade or recovery rates; failure of equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; and delays in obtaining governmental approvals or financing or in the completion of development or construction activities. Although the management and officers of Halo Resources Ltd. believe that the expectations reflected in such forward-looking information are based upon reasonable assumptions and have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information Halo does not undertake to update any forward-looking information referenced herein, except in accordance with applicable securities laws. Trading in the securities of Halo Resources Ltd. should be considered highly speculative.



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